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                           ELITRA PHARMACEUTICALS INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                ADOPTED BY THE BOARD OF DIRECTORS AUGUST 18, 2000
                   APPROVED BY STOCKHOLDERS ____________, 2000

1.       PURPOSE.

         (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

         (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.       DEFINITIONS.

         (a)      "BOARD" means the Board of Directors of the Company.

         (b)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (d)      "COMMON STOCK" means the Common Stock of the Company.

         (e) "COMPANY" means Elitra Pharmaceuticals Inc., a Delaware corporation.

         (f) "CORPORATE TRANSACTION" means the occurrence of any one or more of the following:

                  (i) a sale, exchange or other disposition of all or substantially all of the assets of the Company;

                  (ii) a sale, exchange or other disposition of all or substantially all of the outstanding securities of the Company;

                  (iii) a merger or consolidation following which the Company is not the surviving corporation;


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                  (iv)     a merger following which the Company is the surviving
corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

                  (v) any other transaction described as a "corporate transaction" in Treasury Regulations Section1.425-1(a)(1)(ii), as amended from time to time.

         (g)       "DIRECTOR" means a member of the Board.

         (h) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

         (i) "EMPLOYEE" means any person, including Officers and Directors, employed for tax purposes by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Related Corporation.

         (j) "EMPLOYEE STOCK PURCHASE PLAN" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "FAIR MARKET VALUE" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

         (m) "OFFERING" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

         (n) "OFFERING DATE" means a date selected by the Board for an Offering to commence.

         (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (p) "PARTICIPANT" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.


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         (q)      "PLAN" means this Elitra Pharmaceuticals Inc. 2000 Employee
Stock Purchase Plan.

         (r) "PURCHASE DATE" means one or more dates established by the Board during an Offering on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

         (s) "PURCHASE PERIOD" means a period of time within an Offering ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

         (t) "PURCHASE RIGHT" means an option to purchase shares of Common Stock granted pursuant to the Plan or to any other Employee Stock Purchase Plan of the Company, as the case may be.

         (u) "RELATED CORPORATION" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (v)      "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (w) "TRADING DAY" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.       ADMINISTRATION.

         (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

                  (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

                  (iii) To construe and interpret the Plan and Purchase Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iv)     To amend the Plan as provided in Section 15.


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                  (v)      Generally, to exercise such powers and to perform
such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

         (c) The Board may delegate administration of the Plan to a Committee of the Board composed of not fewer than two (2) members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be to the Board or the Committee, as the case may be.

4.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock, plus an annual increase to be added on the date of the annual meeting of the stockholders of the Company, commencing in 2001 and ending in (and including) 2009, equal to the least of (i) one percent (1%) of the shares of Common Stock outstanding on the last day of the preceding calendar year (rounded to the nearest whole share);
(ii) one million (1,000,000) shares of Common Stock; or (iii) such number of shares of Common Stock as determined by the Board; PROVIDED, HOWEVER, that in no event shall more than six million (6,000,000) shares of Common Stock be sold pursuant to Purchase Rights granted under the Plan. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for the Plan.

         (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.       GRANT OF PURCHASE RIGHTS; OFFERING.

         (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not


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exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

         (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.       ELIGIBILITY.

         (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of a Related Corporation. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or a Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

         (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

                  (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

                  (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

                  (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

         (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock


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possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

         (d) An Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other Purchase Rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's Purchase Rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted) for each calendar year in which such Purchase Rights are outstanding at any time.

         (e) Officers of the Company and any designated Related Corporation shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.       PURCHASE RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to the number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

         (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan shall be exercised and purchases of shares of Common Stock carried out in accordance with such Offering.

         (c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of shares of Common Stock that may be purchased by any Participant as well as a maximum aggregate amount of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of shares of Common Stock which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate amount, then, in the absence of any Board action to otherwise, a pro rata allocation of the shares of Common Stock available in as nearly a uniform manner as shall be practicable and equitable.


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         (d)      The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

                  (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

                  (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Purchase Date.

8.       PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee's Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

         (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

         (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company or a designated Related Corporation for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated Employee) under the Offering, without interest (unless otherwise specified in the Offering).


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         (d)      Purchase Rights granted under the Plan shall not be
transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

9.       EXERCISE.

         (a) On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum amount of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

         (b) The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares of Common Stock which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in subsection 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). The amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of shares of Common Stock that is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

         (c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan (including Purchase Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used


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to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

         (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.      USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

         Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.      RIGHTS AS A STOCKHOLDER.

         A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights under the Plan are recorded in the books of the Company (or its transfer agent).

13.      DESIGNATION OF BENEFICIARY.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

         (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the


                                     - 9 -
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Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.      ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

         (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to subsection 4(a), and the outstanding Purchases Rights shall be appropriately adjusted in the class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the transaction described in this subsection 14(b)) for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for those outstanding under the Plan, then, the Participants' accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering and the Participants' Purchase Rights under the ongoing Offering thereafter terminated.

15.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of
Section 423 of the Code, any Nasdaq or other securities exchange listing requirements or other applicable laws or regulations. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment shall increase the amount of shares of Common Stock reserved for issuance pursuant to Purchase Rights under the Plan or make certain modifications to the provisions as to eligibility for participation in the Plan.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

         (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock subject to the Plan's reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.


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

                           ELITRA PHARMACEUTICALS INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                                    OFFERING

               ADOPTED BY THE BOARD OF DIRECTORS AUGUST 18, 2000


         In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the ELITRA PHARMACEUTICALS INC. 2000 Employee Stock Purchase Plan.

1.       GRANT; OFFERING DATE.

         (a) The Board hereby authorizes an Offering pursuant to the following terms.

         (b) The first Offering hereunder (the "Initial Offering") shall begin on the effective date of the initial public offering of the shares of the Common Stock and end on _____________. The Initial Offering shall consist of ________ (___) Purchase Periods, with the first Purchase Period ending on
______________, the second Purchase Period ending on __________, the third Purchase Period ending on ________________, and the fourth Purchase Period ending on ________________. Thereafter, an Offering shall begin on each [_________] and each Offering shall be two (2) years in duration, with four (4) Purchase Periods each of which shall be approximately six (6) months in length. Each Offering shall end on the day prior to the first day of the subsequent Offering except as provided below. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be.

         (c) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

         (d) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

         (e) Notwithstanding anything in this Section 1 to the contrary, if on the first day of a new Purchase Period during the Offering the Fair Market Value of the shares of Common Stock is less than it was on the Offering Date for that Offering, that day shall become the next Offering Date, and the Offering that would otherwise have continued in effect shall immediately terminate and the Employees who were employed in the terminated Offering shall automatically be enrolled in the new Offering that starts such day.

2.       ELIGIBLE EMPLOYEES.


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

         (a) All Employees of the Company and each of its Related Corporations incorporated in the United States, shall be granted Purchase Rights to purchase shares of Common Stock under each Offering on the Offering Date of such Offering, provided that each such Employee otherwise meets the employment requirements of subsection 6(a) of the Plan and has been continuously employed by the Company or a Related Corporation for at least ten (10) days as of the Offering Date.

         (b) Notwithstanding the foregoing, the following Employees shall NOT be Eligible Employees or be granted Purchase Rights under an Offering: (i) part-time or seasonal Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less; or (ii) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in subsection 6(c) of the Plan.

         (c) Notwithstanding the foregoing, each person who first becomes an Eligible Employee during any Offering shall, on the day after the FIRST Purchase Date during that Offering in which such person FIRST satisfies the service requirement to become an Eligible Employee, receive a Purchase Right under such Offering, which Purchase Right shall thereafter be deemed to be a part of the Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under the Offering except that:

                  (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right; and

                  (ii) the Offering for such Purchase Right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

3.       PURCHASE RIGHTS.

         (a) Subject to the limitations contain herein and in the Plan, on each Offering Date each Eligible Employee shall be granted a Purchase Right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings paid during the period of such Offering beginning after such Eligible Employee first commences participation; PROVIDED, HOWEVER, that no Eligible Employee may have more than fifteen percent (15%) of such Eligible Employee's Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company intended to qualify as Employee Stock Purchase Plans under
Section 423 of the Code.

         (b) For this Offering, "Earnings" means the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock


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

options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

         (c) Notwithstanding the foregoing, the maximum number of shares an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause
(y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as Employee Stock Purchase Plans under Section 423 of the Code, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company Employee Stock Purchase Plan. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase on any Purchase Date during an Offering shall not exceed one thousand (1,000) shares.

         (d) The maximum aggregate number of shares of Common Stock available to be purchased by all Eligible Employees under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4.       PURCHASE PRICE.

         The purchase price of shares of Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Offering Date or (ii) or eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per Share. For the Initial Offering, the Fair Market Value of the shares of Common Stock at the time when the Offering commences shall be the price per share at which shares are first sold to the public in the Company's initial public offering as specified in the final prospectus for that initial public offering.

5.       PARTICIPATION.

         (a) An Eligible Employee may elect to participate in an Offering on the Offering Date or as of the first day following any Purchase Date; provided, however, that a person who first becomes an Eligible Employee during an Offering may elect to participate at the Offering Date applicable to such Eligible Employee in accordance with subsection 2(b) of this Offering document. An Eligible Employee shall become a Participant in an Offering by delivering an enrollment form authorizing payroll deductions. Such deductions must be in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%). A Participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering.

         (b) A Participant may increase or reduce (including to zero) his or her participation level once during the six (6) month period ending on a Purchase Date, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time as determined by the Company and communicated to Participants). In addition, a Participant may reduce his or her participation level to zero percent (0%) at any time during the course of an Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time as determined by the Company and communicated to Participants). Any such change in participation shall be made by delivering a notice to the Company or a designated Related Corporation in such form and at such time as the Company provides.

         (c) A Participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant on any prior Purchase Dates) without interest, at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms thereof.

6.       PURCHASES.

         Subject to the limitations contained herein, on each Purchase Date, each Participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.

7.       NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.


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

8.       EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

         The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain treatment as a tax-qualified Employee Stock Purchase Plan.

9.       OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.


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